                                                                  EXHIBIT 99.7



                              INITIAL OPTION GRANT

                             ULTRATECH STEPPER, INC.

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

                 Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Ultratech Stepper, Inc. (the "Corporation") which has been granted pursuant to the automatic grant program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan"):

                 OPTIONEE:  ___________________________________________________

                 GRANT DATE:        ___________________________________________

                 TYPE OF OPTION:  Non-Statutory Stock Option

                 OPTION PRICE: $________ per share

                 NUMBER OF OPTION SHARES:  12,000 shares

                 EXPIRATION DATE:  ____________________________________________

                 EXERCISE SCHEDULE:        The option is immediately
                 exercisable for all the Option Shares.

                 VESTING SCHEDULE: The Option Shares shall initially be unvested and subject to repurchase by the Corporation, at the Option Price paid per share, upon the Optionee's cessation of service as a member of the Corporation's Board of Directors (the "Board"). Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall lapse with respect to, the Option Shares as follows: fifty percent (50%) of the Option Shares shall vest upon Optionee's completion of one (1) year of Board service measured from the Grant Date, and the balance of the Option Shares shall vest in a series of three (3) successive equal annual installments upon Optionee's completion of each additional year of Board service over the three (3)-year period measured from the first anniversary of the Grant Date. In no event shall any additional Option Shares vest following Optionee's cessation of Board service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms of the automatic option grant program in effect under the Plan. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Non-Employee Director Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 3050 Zanker Road, San Jose, CA 95134.

                 REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE NON-TRANSFERRABLE AND SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE OPTION PRICE PAID PER SHARE, UPON OPTIONEE'S CESSATION OF BOARD SERVICE PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SET FORTH IN A STOCK PURCHASE AGREEMENT,IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                 No provision of this Notice of Grant or in the attached Stock Option Agreement or the Plan shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.


DATED: ___________________, 199___


                                   ULTRATECH STEPPER, INC.

                                   By:     ____________________________________

                                   Title:  ____________________________________


                                           ____________________________________
                                           OPTIONEE


                                   Address:____________________________________

                                           ____________________________________


Attachments:
Exhibit A:  Non-Employee Automatic Stock Option Agreement
Exhibit B:  Plan Summary & Prospectus for Non-Employee Board Members







                                       2.

                                   EXHIBIT A

                             NON-EMPLOYEE DIRECTOR
                        AUTOMATIC STOCK OPTION AGREEMENT

                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS
                         FOR NON-EMPLOYEE BOARD MEMBERS

                                                            ANNUAL OPTION GRANT

                             ULTRATECH STEPPER, INC.

                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION

                 Notice is hereby given of the following stock option (the "Option") to purchase shares of the common stock of Ultratech Stepper, Inc. (the "Corporation") which has been granted pursuant to the automatic grant program in effect under the Corporation's 1993 Stock Option/Stock Issuance Plan (the "Plan"):

                 OPTIONEE:  __________________________________________________

                 GRANT DATE:  ________________________________________________

                 TYPE OF OPTION:  Non-Statutory Stock Option

                 OPTION PRICE:  $_______ per share

                 NUMBER OF OPTION SHARES:  4,000 shares

                 EXPIRATION DATE:  ___________________________________________

                 EXERCISE SCHEDULE:        The option is immediately
                 exercisable for all the Option Shares.

                 VESTING SCHEDULE: The Option Shares shall initially be unvested and subject to repurchase by the Corporation, at the Option Price paid per share, upon the Optionee's cessation of service as a member of the Corporation's Board of Directors (the "Board"). Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall lapse with respect to, all the Option Shares upon Optionee's completion of one (1) year of Board service measured from the Grant Date.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the express terms of the automatic option grant program in effect under the Plan. Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Non-Employee Director Automatic Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus attached hereto as Exhibit B. A copy of the Plan is also available upon request made to the Corporate Secretary at the Corporate Offices at 3050 Zanker Road, San Jose, CA 95134.

                 REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE NON-TRANSFERRABLE AND SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE OPTION PRICE PAID PER SHARE, UPON OPTIONEE'S CESSATION OF BOARD SERVICE PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SET FORTH IN A STOCK PURCHASE AGREEMENT,IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                 No provision of this Notice of Grant or in the attached Stock Option Agreement or the Plan shall in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

DATED: ___________________, 199___



                                   ULTRATECH STEPPER, INC.

                                   By:     ____________________________________

                                   Title:  ____________________________________


                                           ____________________________________
                                           OPTIONEE


                                   Address:____________________________________

                                           ____________________________________



Attachments:
Exhibit A:  Non-Employee Automatic Stock Option Agreement
Exhibit B:  Plan Summary & Prospectus for Non-Employee Board Members









                                       2.

                                   EXHIBIT A

                             NON-EMPLOYEE DIRECTOR
                        AUTOMATIC STOCK OPTION AGREEMENT

                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS
                         FOR NON-EMPLOYEE BOARD MEMBERS

                             ULTRATECH STEPPER, INC.
             NON-EMPLOYEE DIRECTOR AUTOMATIC STOCK OPTION AGREEMENT


RECITALS

                 A. The Corporation has approved an automatic option grant program under the 1993 Stock Option/Stock Issuance Plan (the "Plan") pursuant to which eligible non-employee members of the Corporation's Board will automatically receive special option grants at designated intervals over their period of Board service in order to provide such individuals with a meaningful incentive to continue to serve as a member of the Board.

                 B. Optionee is an eligible non-employee Board member and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the automatic grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under the Plan.

                 C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code and is designed to provide Optionee with a meaningful incentive to continue to serve as a member of the Board.

                 NOW, THEREFORE, it is hereby agreed as follows:

                 1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of grant (the "Grant Date") specified in the accompanying Notice of Grant of Non-Employee Director Automatic Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of Common Stock (the "Option Shares") as is specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term at the price per share (the "Option Price") specified in the Grant Notice.

                 2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated under Paragraph 5, 7 or 8.

                 3. LIMITED TRANSFERABILITY. This option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment. Should Optionee die while holding this option, then the option shall be transferred in accordance with Optionee's will or the laws of inheritance.


                 4. EXERCISABILITY. This option shall be immediately exercisable for any or all of the Option Shares, whether or not the Option Shares are vested in accordance with the Vesting Schedule set forth in the Grant Notice, and shall remain so exercisable until the expiration or sooner termination of the option term. In no event, however, shall any additional Option Shares vest following Optionee's cessation of service as a Board member.

                 5. CESSATION OF BOARD SERVICE. Should Optionee's service as a Board member cease while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

                               (i) Should Optionee cease to serve as a Board member for any reason (other than death or permanent disability) while holding this option, then the period for exercising this option shall be reduced to a six (6)-month period commencing with the date of such cessation of Board service, but in no event shall this option be exercisable at any time after the Expiration Date. During such limited period of exercisability, this option may not be exercised for more than the number of Option Shares (if any) in which the Optionee is vested on the date Optionee ceases service as a Board member. Upon the earlier of (i) the expiration of such six (6)-month period or
         (ii) the specified Expiration Date, the option shall terminate and cease to be exercisable with respect to any vested Option Shares for which the option has not been exercised.

                              (ii)         Should Optionee die during the six
         (6)-month period following his or her cessation of Board service, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares in which the Optionee is vested at the time of Optionee's cessation of Board service (less any Option Shares purchased by Optionee after such cessation of Board service but prior to death). Such right of exercise shall terminate, and this option shall accordingly cease to be exercisable for such vested Option Shares, upon the earlierof (A) the expiration of the twelve (12)-month period measured from the date of Optionee's death or (B) the specified Expiration Date of the option term.

                             (iii)         Should Optionee die or become
         permanently disabled while serving as a Board member, then all the Option Shares subject to this option at the time of such cessation of Board service shall immediately vest and Optionee, or the personal representative of Optionee's estate or the





                                       2.

         person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution, shall have the right to exercise this option for any or all of those vested Option Shares. Such right of exercise shall terminate, and this option shall accordingly cease to be outstanding with respect to the Option Shares, upon the earlier of (A) the expiration of the twelve (12)-month period measured from the date on which Optionee dies or becomes permanently disabled or (B) the specified Expiration Date of the option term.

                              (iv) Upon Optionee's cessation of Board service for any reason other than death or permanent disability, this option shall immediately terminate and cease to be outstanding with respect to any and all Option Shares in which the Optionee is not otherwise at that time vested in accordance with the normal Vesting Schedule set forth in the Grant Notice or the special vesting acceleration provisions of Paragraph 7 or 8.

                               (v)         Optionee shall be deemed to be
         PERMANENTLY DISABLED if Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                 6. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, exchange of shares or other change affecting such Common Stock as a class without the Corporation's receipt of consideration, then the number and class of securities purchasable under this option and the Option Price payable per share shall be appropriately adjusted to prevent the dilution or enlargement of Optionee's rights hereunder; provided, however, the aggregate Option Price shall remain the same.

                 7. CORPORATE TRANSACTION. In the event of any of the following stockholder-approved transactions to which the Corporation is a party (a "Corporate Transaction"):

                               (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                              (ii)         the sale, transfer or other
         disposition of all or substantially all of the assets of the Corporation in liquidation or dissolution of the Corporation, or





                                       3.

                             (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, all Option Shares at the time subject to this option
but not otherwise vested shall automatically vest so that this option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, this option shall terminate and cease to be outstanding.

                 8.       CHANGE IN CONTROL/HOSTILE TAKEOVER.

                 (a) All Option Shares subject to this option at the time of a Change in Control (as defined below) but not otherwise vested shall automatically vest so that this option shall, immediately prior to the effective date of such Change in Control, become fully exercisable for all of the Option Shares at the time subject to this option and may be exercised for all or any portion of those shares as fully-vested shares. This option shall remain exercisable for such fully-vested Option Shares until the earliest to occur of (i) the specified Expiration Date of the option term, (ii) the sooner termination of this option in accordance with Paragraph 5 or 7 or (iii) the surrender of this option under Paragraph 8(b).

                 (b) During the thirty (30)-day period immediately following the consummation of a Hostile Take-Over (as defined below), Optionee shall have the unconditional right to surrender this option to the Corporation in exchange for a cash distribution from the Corporation in an amount equal to the excess of (I) the Take-Over Price of the Option Shares at the time subject to the surrendered option (whether or not those Option Shares are at the time vested) over (II) the aggregate Option Price payable for such shares.

                 To exercise this limited stock appreciation right, Optionee must, during the applicable thirty (30)-day exercise period, provide the Corporation with written notice of the option surrender in which there is specified the number of Option Shares as to which the Option is being surrendered. Such notice must be accompanied with the return of Optionee's copy of this Agreement, together with any written amendments to such Agreement. The cash distribution shall be paid to Optionee within five (5) days following such delivery date, and neither the approval of the Plan Administrator nor the consent of the Board shall be required in connection with such option surrender and cash distribution. Upon receipt of such cash distribution, this option shall be cancelled with respect to the shares subject to the surrendered option (or the surrendered portion), and Optionee shall cease to have any further right to acquire those Option Shares under this Agreement. The option shall, however, remain outstanding for the balance of the Option Shares (if any) in





                                       4.

accordance with the terms and provisions of this Agreement, and the Corporation shall accordingly issue a new stock option agreement (substantially in the same form as this Agreement) for those remaining Option Shares.

                 This limited stock appreciation right shall in all events terminate upon the expiration or sooner termination of the option term and may not be assigned or transferred by Optionee.

                 (c) Definitions: For purposes of this Agreement, the following definitional provisions shall be in effect:


           A CHANGE IN CONTROL shall be deemed to occur in the event:

                               (i)         any person or related group of
         persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 (the "1934 Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

                              (ii) there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

                                  A HOSTILE TAKE-OVER shall be deemed to occur
         in the event any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.





                                       5.

                                  The TAKE-OVER PRICE per share shall be deemed
         to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the option surrender date, as determined in accordance with the valuation provisions of Paragraph 9(b), or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting the Hostile Take- Over.

                 9.       MANNER OF EXERCISING OPTION.

                 (a) In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                               (i)         To the extent the option is
         exercised for vested Option Shares, the Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of vested Option Shares
         which are to be purchased under the exercised option.   To the extent
         the option is exercised for one or more unvested Option Shares, the Optionee (or other person exercising the option) shall deliver to the Secretary of the Corporation a stock purchase agreement (in form and substance satisfactory to the Corporation) which grants the Corporation the right to repurchase, at the Option Price, any and all unvested Option Shares held by the Optionee at the time of his or her cessation of Board service and which precludes the sale, transfer or other disposition of any purchased Option Shares subject to such repurchase right ("the Purchase Agreement").

                              (ii) The aggregate Option Price for the purchased shares shall be paid in one of the following alternative forms:

                                 1.        full payment in cash or check made
         payable to the Corporation's order; or

                                 2.        full payment in shares of Common
         Stock held by Optionee for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date; or

                                 3.        full payment in a combination of
         shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check made payable to the Corporation's order; or





                                       6.

                                 4.        to the extent the option is
         exercised for vested Option Shares, full payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the vested shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for those shares and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                             (iii) Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than the Optionee.

                 (b) For purposes of subparagraph 9(a) above and for all other valuation purposes under this Agreement, the Fair Market Value per share of Common Stock on any relevant date shall be the determined in accordance with the following provisions:

                      (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date inquestion, as such price is reported on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

                      (ii) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                 (c) The Exercise Date shall be the date on which the Exercise Notice is delivered to the Secretary of the Corporation, together with the appropriate Purchase Agreement for any unvested shares acquired under the option. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option for vested shares, payment of the Option Price for the purchased shares must accompany such notice.





                                       7.

                 (d) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares. To the extent any such Option Shares are unvested, the certificates for those Option Shares shall be endorsed with an appropriate legend evidencing the Corporation's repurchase rights and may be held in escrow with the Company until such shares vest.

                 (e) In no event may this option be exercised for any fractional share.

                 10.      STOCKHOLDER RIGHTS.       The holder of this option
shall not have any of the rights of a stockholder with respect to the Option Shares until such individual shall have exercised this option, paid the Option Price for the purchased shares and become the record holder of those shares.

                 11. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. Nor shall this Agreement in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                 12. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Common Stock may be listed at the time of such exercise and issuance.

                 13. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the Corporation's successors and assigns.

                 14. DISCHARGE OF LIABILITY. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

                 15. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation in care of the Corporate Secretary at the Corporate Offices at 3050 Zanker Road, San Jose, CA 95134. Any notice required to be given or delivered to Optionee shall





                                       8.

be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                 16. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, including the automatic option grant provisions of Article Three of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.






















                                       9.

                                   EXHIBIT I

                             NOTICE OF EXERCISE OF
                           NONSTATUTORY STOCK OPTION


                 I hereby notify Ultratech Stepper, Inc. (the "Corporation") that I elect to purchase ________________ shares of Common Stock of the Corporation (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on ______________, 199_ to purchase up to _________________ shares of the Corporation's Common Stock at an option price of $______ per share (the "Exercise Price").

                 Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares in which I am vested at the time of exercise.



________________                      _________________________________________
Date                                  OPTIONEE


                                      Address: ________________________________

                                               ________________________________


         Print name in exact manner
         it is to appear on the
         stock certificate:

                                      _________________________________________


         Address to which certificate
         is to be sent, if different
         from address above:

                                      _________________________________________

                                      _________________________________________


Social Security Number:
                                      _________________________________________